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                                                EXHIBIT 23.1(k)



                    Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Advanced Communications Group, Inc. for the registration of 3,500,000 shares of its common stock pertaining to the Advanced Communications Group, Inc. 1997 Stock Awards Plan of our report dated March 13, 1998 with respect to the financial statements of KIN Network, Inc. for the year ended December 31, 1997 included in the Current Report on Form 8-K/A of Advanced Communications Group, Inc. dated May 4, 1998, filed with the Securities and Exchange Commission.


                                    /s/ Ernst & Young LLP
                                    Ernst & Young LLP


Kansas City, Missouri
January 27, 1999